EXHIBIT 10.2

AMENDMENT
TO
LEASE

This Amendment to Lease (this “Amendment”) is dated this 23rd day of November, 2005, and is made by DLS INVESTMENTS, LLC, as “Lessor” and McCORMICK & SCHMICK RESTAURANT CORP., a Delaware corporation, as “Lessee.”  This Amendment amends the “Lease” dated June 18, 2004, executed by Lessor and Lessee (together with this Amendment, the “Lease”) for the leased premises (the “Premises”) located at the property commonly known as the Maurice Dear Building at 411-417 SW 12th Avenue, Portland, Oregon.

R E C I T A L S

A.                                   The Original Term of the Lease expires at midnight on October 12, 2009. At the option of Lessee, the Lease may be renewed at the end of the Original Term for an additional five (5) year period (the “First Renewal Term”), and may be renewed again at the end of the First Renewal Term for an additional five (5) year period (the “Second Renewal Term”), on the same terms and conditions, except that the minimum rental for the First and Second Renewal Terms is as provided in Sections 3.3 and 3.4 of the Lease.

B.                                     Lessor and Lessee have agreed to revise the Lease for the mutual benefit of the parties.

C.                                     Lessee is also the lessee under the lease (“Adjacent Lease”) dated October 13, 1994, between William P. McCormick as lessor, and Lessee’s predecessor in interest, Jake’s Restaurant, Inc., as lessee, as evidenced by a Memorandum of Lease recorded October 13, 2001, under recording no. 2001-136839, records of Multnomah County, Oregon.  The lessor’s interest under the Adjacent Lease is now held by BOIN PROPERTIES, LLC, an Oregon limited liability company (the “Adjacent Lessor”).  The Adjacent Lease is for premises (the “Adjacent Premises”) located in the real property (the “Adjacent Property”) commonly known as 401-409 SW 12th Avenue, Portland, Oregon, and legally described on the attached Exhibit A.

D.                                    Lessee operates its restaurant business using both the Premises and the Leased Premises.

E.                                      Adjacent Lessor is seeking financing from PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC, a Delaware limited liability company, (“Prudential”) in order to refinance the Adjacent Property.  Prudential is unwilling to lend on the Property without the Lease amendments in this Amendment for the protection of Adjacent Lessor’s mortgagees.

A G R E E M E N T

THEREFORE, Lessor and Lessee agree as follows:

1.                                       Lease Extension.  Lessee hereby exercises the First and Second Renewal Terms, thereby resulting in a Lease expiration date of midnight on October 12, 2019, and Lessor hereby accepts Lessee’s exercise of the Renewal Terms.  At the option of the Lessee, the Lease may be renewed at the end of the Second Renewal Term for an additional five (5) year period (the “Third Renewal Term”), and may be renewed again at the end of the Third Renewal Term for an additional five (5) year period (the “Fourth Renewal Term”), on the same terms and conditions as contained in the Lease, except that the Base Rent for said Third and Fourth Renewal Terms shall be as hereinafter provided.  Lessee shall exercise the renewal options by written notice to Lessor given at least 180 days prior to expiration of the preceding term.

2.                                       Base Rent.  Section 3.1 and Sections 3.3 through 3.5 of the Lease are hereby deleted in their entirety and replaced with the following:

Section 3.1.                                Base Rent.  Lessee covenants and agrees to pay to Lessor rentals for the leased Premises in the amount of $10,080.00 for each and every month during the term of the Lease on or before the first day of each month, as adjusted pursuant to the provisions of Section 3.5 below. If a rent escalation or any Renewal Term occurs on other than the first day of a calendar month, then the corresponding increase in Base Rent shall be prorated for such partial month.

Section 3.3                                   Rent for First Renewal Term.  The Base Rent for the first year of the First Renewal Term shall equal the dollar amount specified in Section 3.1 above increased by the percentage change in the Consumer Price Index comparing the Consumer Price Index figure for the calendar month immediately preceding the commencement of the Original Term and the Consumer Price Index for the calendar month preceding the commencement of the first lease year of the First Renewal Term; provided, however, that such fraction shall not in any event result in a decrease in Base Rent.  The Consumer Price Index shall mean the “All Urban Consumers – All Items – U.S. city average (1982-1984=100)” published by the United States Department of Labor, provided, however that if it is not so published for such calendar month, then the most recent calendar month or other period shall be used and further provided, however, that if hereafter the Department of Labor shall use a different standard reference base, an adjustment shall be made therein for purposes of the provisions of this Lease, using such conversion factor, formula or table for making such adjustments as is published by the Department of Labor, or if the Department of Labor does not publish the same, then as published by Prentice Hall, Inc., the Bureau of National Affairs, Commerce Clearing House or any other nationally recognized publisher of similar statistical information, as selected by Landlord.  All subsequent adjustments during the First Renewal Term shall be determined pursuant to Section 3.5 below.

Section 3.4                                   Rent for Second Renewal Term.  The Base Rent for the first year of the Second Renewal Term shall equal the dollar amount specified in Section 3.1 above, increased by the percentage change in the Consumer Price Index comparing the Consumer Price Index figure for the calendar month immediately preceding the commencement of the Original Term and the Consumer Price Index for the calendar month preceding the commencement of the Second Renewal Term; provided, however that such adjustment shall not in any even result in a decrease in Base Rent.  All Subsequent adjustments during the Second Renewal Term shall be determined pursuant to Section 3.5 below.

Section 3.5                                   Escalation.  The Base Rent provided in Sections 3.1 (related to the Original Term), 3.3 (related to the First Renewal Term) and 3.4 (related to the Second Renewal Term) shall be adjusted on the third anniversary of the commencement date of the Original Term, the First Renewal Term and the Second Renewal Term respectively, and Lessee shall upon such adjustment pay the adjusted amount as the Base Rent.  The adjustment shall equal the percentage change in the Consumer Price Index figure for the calendar month immediately preceding the commencement of the applicable Original Term or Renewal Term and the Consumer Price Index figure for the calendar month immediately preceding the effective date of the adjustment; provided, however that such adjustment shall not in any event result in a decrease in Base Rent.

3.                                       Base Rent.  The Base Rent for the balance of the Original Term shall be as provided in Section 3.1, subject to adjustment pursuant to the provisions of Section 3.5.  The Base Rent for the First Renewal Term shall be as provided in Section 3.3, subject to adjustment pursuant to the provisions of Section 3.5.  The Base Rent for the Second Renewal Term shall be as provided in Section 3.4, subject to adjustment pursuant to the provisions of Section 3.5.  The Base Rent for the Third and Fourth Renewal Terms shall be the Fair Market Rental Rate of the Premises but in no event less than the Base Rent in effect during the last month of the preceding term.

As used herein “Fair Market Rental Rate” shall mean the annual minimum rental rate that Lessor should reasonably be able to obtain for the Premises effective the first day of the applicable Renewal Term.  Fair Market Rental Rate shall be based upon the prevailing rental rate for space comparable to the Premises in terms of size, location, condition and other relevant factors, and taking into account the term of the applicable Renewal Term, the Permitted Use and the other provisions of this Lease.

Lessor shall provide notice to Lessee of its determination of the Fair Market Rental Rate within sixty (60) days after Lessee exercises its right to extend the Term.  Within ten (10) days after receiving such determination (“Lessee’s Review Period”), Lessee shall elect, in writing, to do one of the following: (1) accept Lessor’s determination, or (2) object to Lessor’s determination and with such objection set forth Lessee’s determination of the Fair Market Rental Rate.  If Lessee fails to so accept or object in writing within Lessee’s Review Period, Lessee shall conclusively be deemed to have objected to the Fair Market Rental Rate determined by Lessor.  If Lessee so objects, Lessor and Lessee shall use good faith to agree upon such Fair Market Rental Rate.  If Lessor and Lessee fail to reach agreement within fifteen (15) days following Lessee’s Review Period, then the matter shall be submitted to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or its successor or, if none, a like organization) then in effect.  Such determination shall be final and binding upon the parties.  Lessee shall have ten (10) days after receipt of such determination to irrevocably elect by written notice to Lessor that it revokes its election to exercise the applicable renewal term and, in such event, the Lease shall terminate upon the expiration of the Second Renewal Term or Third Renewal Term, as applicable.

The Base Rent provided above for the Third and Fourth Renewal Terms shall be adjusted on the third anniversary of the commencement date of the First Renewal Term and Second Renewal Term, and Lessee shall upon such adjustment pay the adjusted amount as the Base Rent.  The adjustment shall equal the percentage change in the Consumer Price Index figure for the calendar month immediately preceding the commencement of the applicable Renewal Term and the Consumer Price Index figure for the calendar month immediately preceding the effective date of the adjustment; provided, however, that such adjustment shall not in any event result in a decrease in Base Rent.

4.                                       Assignment of Leasehold as Security for Adjacent Lease.  Lessor hereby consents to Lessee’s assignment of the Lease to Adjacent Lessor as security for Lessee’s obligations under the Adjacent Lease.  Upon notice from Adjacent Lessor or Prudential that because of Lessee’s uncured default under the Adjacent

Lease, Adjacent Lessor has succeeded to Lessee’s rights under the Lease, Lessor shall accept Adjacent Lessor as successor in interest to Lessee’s interest under the Lease.

5.                                       Lease Defaults.  Lessor agrees to give Adjacent Lessor and Prudential a duplicate copy by certified mail of any and all notices of default which Lessor may from time to time give to or serve upon Lessee pursuant to the provisions of the Lease.  No notice by Lessor to Lessee shall be deemed to have been given unless and until a copy thereof has been given to Adjacent Lessor and Prudential.

6.                                       Notice to Adjacent Lessor and Prudential & Opportunity to Cure.  Lessor agrees that Lessee shall not be in default under the Lease until sixty (60) days after written notice to Adjacent Lessor and Prudential.  Lessor agrees to accept performance by Adjacent Lessor or Prudential as curing Lessee’s Lease defaults.  If Lessee fails to cure any default within the time allowed elsewhere in the Lease, then Lessor may only terminate the Lease:  (a) upon an additional sixty (60) days notice to Adjacent Lessor and Prudential; and (b) if Adjacent Lessor or Prudential fails to cure the defaults described in such notice within such sixty days; or (c) if the default is non-monetary and cannot reasonable be cured within such period and Adjacent Lessor or Prudential has not begun cure within such sixty day period and proceeds diligently and continuously to complete cure.  All rights of Lessor to terminate the Lease as the result of any Lessee default are subject to and conditioned upon Lessor first having given Adjacent Lessor and Prudential written notice of the Lessee’s default and written notice of Lessee’s failure to cure the default, and having given Adjacent Lessor and Prudential opportunity to cure as provided in this Amendment.

7.                                       Defaults not Susceptible of Cure.  Neither Adjacent Lessor nor Prudential shall have any obligation to cure any default which is not susceptible of cure by Adjacent Lessor or Prudential or are personal to Lessee, if all monetary obligations due Lessor are current and either Adjacent Lessor or Prudential is either diligently proceeding to foreclose its lien on the Lease or the Adjacent Property, or such foreclosure is stayed by court order.  If Adjacent Lessor or Prudential is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction of any bankruptcy, debtor rehabilitation or insolvency proceedings involving Lessee from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, the times specified in this Amendment for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition; provided that Adjacent Lessor or Prudential shall have fully cured any default in the payment of any monetary obligations of Lessee under the Lease and shall continue to pay currently such monetary obligations as and when the same fall due; and further provided that Adjacent Lessor or Prudential diligently attempts to remove any such prohibition.

8.                                       Notice of Termination.  Lessor shall give Adjacent Lessor and Prudential notice if the Lease is terminated for any reason, whether by Lessor’s election upon a Lease default or through operation of law.  Adjacent Lessor and Prudential have sixty (60) days from receipt of such notice to enter into a new lease with Lessor on terms identical to the Lease except that Adjacent Lessor or Prudential, at Prudential’s sole election, is the Lessee.  Adjacent Lessor or Prudential shall exercise its right to a new lease by giving notice to Lessor and paying the amounts listed in Lessor’s statement, which payment shall be without prejudice to Adjacent Lessor’s or Prudential’s right to contest the amounts paid.  Upon Adjacent Lessor’s or Prudential’s exercise of its right to a new Lease, Lessor covenants to execute such deeds and assignments as may be necessary or desirable to convey title to improvements, fixtures, personal property and all other rights appurtenant to the Property to Adjacent Lessor or Prudential which Lessee had ownership under the Lease.  The obligations under this paragraph shall survive the termination of the Lease.

9.                                       Adjacent Lessor and Prudential not in Possession.  Lessor agrees that unless Adjacent Lessor or Prudential acquires the Lessee’s interest through foreclosure of Adjacent Lessor’s security interest in the Lease or a new lease as provided in this Amendment, neither Adjacent Lessor nor Prudential has any obligation under the Lease and has no obligation to cure any defaults.

10.                                 Amendments of Lease.  Lessor shall not agree to any mutual termination nor accept any surrender of the Lease (except upon the expiration of the term of the Lease as provided for in the Lease) nor shall Lessor consent to any material amendment or modification of the Lease, without the prior written consent of Adjacent Lessor and Prudential.

11.                                 Reliance.  The Lessor makes this Amendment with knowledge that Adjacent Lessor and Prudential are relying upon it in connection with an extension of the Adjacent Lease term and Prudential’s loan to Adjacent Lessor.

12.                                 Notices.  All notices, demands, requests and other communications made hereunder shall be in writing and shall be properly given and deemed delivered on the date of delivery if sent by personal delivery or nationally recognized overnight courier and on the third business day following mailing if sent by certified or registered mail, postage prepaid, return receipt requested, as follows:

If to Lender:	Prudential Mortgage Capital Company LLC
100 Mulberry Street
Gateway Center Four, 8th Floor
Newark, New Jersey 07102
Attention: Capital Markets Group and Conduit Lending Program

With copy to:	Prudential Asset Resources
2200 Ross Avenue, Suite 4900E
Dallas, TX 75201
Attention: Conduit Loans (Loan No. 406106110)

If to Adjacent Lessor:	BOIN Properties, LLC
Attn: Nancy Vernon
P.O. Box 5787
Bend, OR 97708

If to Lessor:	DLS Investments, LLC
Attn: Douglas L. Schmick
3935 SW 91st Avenue
Portland, OR 97225

If to Lessee:	McCormick & Schmick Restaurant Corp.
Attn: Saed Mohseni, CEO
720 SW Washington Street, Suite 550
Portland, OR 97205

With copy to:	David Gruber, Esq.
Salamon, Gruber, Newman & Blaymore, P.C.
97 Powerhouse Road, Suite 102
Roslyn Heights, NY 11577-2016

13.                                 Additional Terms.

13.1                           Except as amended in this Amendment, the terms of the Lease remain in full force and are ratified by the parties.

13.2                           The agreements herein contained shall bind and inure to the benefit of the successors and assigns in interest of the parties hereto.

13.3                           This Amendment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.  Any signature page of this Amendment may be detached from any counterpart of this Amendment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Amendment identical in form hereto but having attached to it one or more additional signature pages.

The rest of this page is left blank intentionally.

DATED as first above written.

DLS INVESTMENTS, LLC

	By:	/s/DOUGLAS SCHMICK
	name:	Douglas L. Schmick
	title:	Managing Member

McCORMICK & SCHMICK RESTAURANT CORP., a Delaware corporation

	By:	/s/SAED MOHSENI
	name:	Saed Mohseni
	title:	Chief Executive Officer

CONSENTED TO and relied upon by:

PRUDENTIAL MORTGAGE CAPITAL COMPANY LLC, a Delaware limited liability company

	By:	/s/KIRK SCHAFFER
Kirk Schaffer, its Vice President

BOIN PROPERTIES, LLC, an Oregon limited liability company

	By:	/s/ WILLIAM P. MCCORMICK
William P. McCormick, Manager